EXHIBIT 99.2

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

EARNINGS PER DILUTED SHARE RECONCILIATION
THREE MONTHS ENDED MARCH 31, 2003 VS. THREE MONTHS ENDED MARCH 31, 2004

2003 EARNINGS PER DILUTED SHARE                                           0.14
Preference stock dividends                                                0.02
Loss on discontinued operations                                           0.03
Cumulative effect of changes in accounting principles                     0.15
                                                                       -------
2003 EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS                0.34

YEAR OVER YEAR EFFECTS IN EARNINGS
   Contribution margins:
      Energy (1)                                                          0.34
      Energy Delivery (2)                                                 0.02
      Australia (3)                                                       0.13
   Operating costs (4)                                                   (0.01)
   SG&A (5)                                                              (0.10)
   Depreciation and amortization (6)                                     (0.03)
   Interest (7)                                                           0.01
   Income Taxes (8)                                                      (0.13)
   Other (9)                                                               -
                                                                       -------
2004 EARNINGS PER DILUTED SHARE FROM CONTINUING OPERATIONS                0.57
Preference stock dividends                                               (0.01)
Loss on discontinued operations                                          (0.06)
                                                                       -------
2004 EARNINGS PER DILUTED SHARE                                           0.50
                                                                       =======

EXPLANATIONS:
(1) Reflects higher retail and wholesale pricing, which was partially offset by lower results from hedging and risk management activities and the effect of lower retail sales volumes.
(2) Reflects increased Oncor revenues due to higher tariffs and delivery fee surcharges partially offset by lower gas delivery margins resulting from lower sales volumes due to warmer weather.
(3) Reflects foreign currency impact and increased wholesale electricity sales due to higher wholesale market prices and volumes generated and higher results from hedging and risk management activities due to greater market volatility.
(4) Reflects foreign currency effect on Australia operating costs, partially offset by lower costs in Energy.
(5) Reflects foreign currency effect and higher staffing costs associated with growth in competitive markets in Australia and higher bad debt expense for Energy.
(6) Reflects investments in delivery facilities and amortization of regulatory assets associated with securitization bonds issued in 2003, partially offset by extension of the estimated depreciable life of Energy's lignite and nuclear generation fleet.
(7) Reflects lower average borrowings partially offset by higher average interest rates resulting from the replacement of short-term borrowings with higher rate long-term debt.
(8)  Reflects primarily the impact of higher pre-tax earnings.
(9) Reflects equity losses of Pinnacle in 2003 partially offset by higher gains in 2003 from sale of assets and foreign currency gains.

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
SEGMENT CONSOLIDATING INCOME STATEMENT
YEAR TO DATE ENDED: MARCH 31, 2004

                                                                          Energy              Corporate  Eliminations/
                                                                 Energy  Delivery  Australia   & Other     Rounding     Total
                                                                 ------  --------  ---------  ---------  -------------  -----
Operating revenues                                                1,964     1,030        355          6        (363)    2,992
                                                                --------------------------------------------------------------

Direct costs and expenses
  Cost of energy sold and delivery fees                           1,261       326        175          -        (350)    1,412
  Operating costs                                                   168       216         33          -                   417
  Depreciation and other amortization                                83       102         23          -           -       208
                                                                --------------------------------------------------------------
    Total direct costs and expenses                               1,512       644        231          -        (350)    2,037
                                                                --------------------------------------------------------------

Gross margin                                                        452       386        124          6         (13)      955

Other costs and expenses
  Selling, general and administrative expenses                      144        83         35         31         (11)      282
  Non-operating depreciation and other amortization                  15         4          2          6           -        27
  Franchise and revenue-based taxes                                  26        81          -          -           1       108
  Other income                                                       (1)       (4)        (1)        (4)          1        (9)
  Other deductions                                                   20         -          -          -          (1)       19
  Interest income                                                    (2)      (12)        (1)       (13)         23        (5)
  Interest expense and other charges                                 79        80         44         57         (23)      237
                                                                --------------------------------------------------------------
    Total other costs and expenses                                  281       232         79         77         (10)      659
                                                                --------------------------------------------------------------

Income (loss) from continuing operations before income taxes
  and cumulative effect of changes in accounting principles         171       154         45        (71)         (3) -    296

Income tax expense (benefit)                                         54        50         13        (21)         (1)       95
                                                                --------------------------------------------------------------

Income (loss) from continuing operations before
  cumulative effect of changes in accounting principles             117       104         32        (50)         (2)      201

Income (loss) from discontinued operations, net of tax effect        (2)        -          -        (18)          1       (19)

Cumulative effect of changes in
  accounting principles, net of tax benefit                           -         -          -          -           -         -
                                                                --------------------------------------------------------------

Net income (loss)                                                   115       104         32        (68)         (1)      182

Preference stock dividends                                            -         -          -          5           -         5
                                                                --------------------------------------------------------------

Net income (loss) available for common stock                        115       104         32        (73)         (1)      177
                                                                ==============================================================


Average shares of common stock outstanding, basic (millions)                                                              323
Average shares of common stock outstanding, diluted (millions)                                                            380

Per share of common stock:
  Basic earnings:
    Income (loss) from continuing operations before cumulative
      effect of changes in accounting principles                   0.36      0.32       0.10      (0.16)       0.00      0.62
    Preference stock dividends                                        -         -          -      (0.01)          -     (0.01)
    Loss on discontinued operations, net of tax effect            (0.01)        -          -      (0.05)       0.00     (0.06)
    Cumulative effect of changes in accounting principles,
      net of tax benefit                                              -         -          -          -           -         -
    Net income (loss) available for common stock                   0.35      0.32       0.10      (0.22)      (0.00)     0.55

  Diluted earnings:
    Income (loss) from continuing operations before cumulative
      effect of changes in accounting principles                   0.31      0.27       0.08      (0.12)       0.03  *   0.57
    Preference stock dividends                                        -         -          -      (0.01)          -     (0.01)
    Loss on discontinued operations, net of tax effect                -         -          -      (0.06)       0.00     (0.06)
    Cumulative effect of changes in accounting principles,
      net of tax benefit                                              -         -          -          -           -         -
    Net income (loss) available for common stock                   0.31      0.27       0.08      (0.19)       0.03      0.50

Dividends declared                                                                                                      0.125

* Reflects the dilution adjustment ($13 million dilution adjustment / 57 million shares).

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
SEGMENT CONSOLIDATING INCOME STATEMENT
YEAR TO DATE ENDED: MARCH 31, 2003

                                                                          Energy              Corporate  Eliminations/
                                                                 Energy  Delivery  Australia   & Other     Rounding     Total
                                                                 ------  --------  ---------  ---------  -------------  -----
Operating revenues                                                1,791     1,127        225          3       (386)     2,760
                                                                --------------------------------------------------------------

Direct costs and expenses
  Cost of energy sold and delivery fees                           1,217       430         95          -       (377)     1,365
  Operating costs                                                   182       211         21          1         (1)       414
  Depreciation and other amortization                               103        84         17          -          -        204
                                                                --------------------------------------------------------------
    Total direct costs and expenses                               1,502       725        133          1       (378)     1,983
                                                                --------------------------------------------------------------

Gross margin                                                        289       402         92          2         (8)       777

Other costs and expenses
  Selling, general and administrative expenses                      142        84         18         10         (8)       246
  Non-operating depreciation and other amortization                  10         3          2          4          -         19
  Franchise and revenue-based taxes                                  28        74          -          9          -        111
  Other income                                                       (8)       (2)         -         (6)         3        (13)
  Other deductions                                                    2         -          1         17         (3)        17
  Interest income                                                    (2)      (16)        (1)       (22)        31        (10)
  Interest expense and other charges                                 77        92         34         75        (31)       247
                                                                --------------------------------------------------------------
Total other costs and expenses                                      249       235         54         87         (8)       617
                                                                --------------------------------------------------------------

Income (loss) from continuing operations before income taxes
  and cumulative effect of changes in accounting principles          40       167         38        (85)         -        160

Income tax expense (benefit)                                          6        57         11        (29)         -         45
                                                                --------------------------------------------------------------

Income (loss) from continuing operations before
  cumulative effect of changes in accounting principles              34       110         27        (56)         -        115

Income (loss) from discontinued operations, net of tax effect         1         -          -        (13)         -        (12)

Cumulative effect of changes in
  accounting principles, net of tax benefit                         (58)        -          -          -          -        (58)
                                                                --------------------------------------------------------------

Net income (loss)                                                   (23) -    110  -      27        (69)         -         45

Preference stock dividends                                            -         -          -          5          -          5
                                                                --------------------------------------------------------------

Net income (loss) available for common stock                        (23)      110         27        (74)         -         40
                                                                ==============================================================


Average shares of common stock outstanding, basic (millions)                                                              321
Average shares of common stock outstanding, diluted (millions)                                                            378

Per share of common stock:
  Basic earnings:
    Income (loss) from continuing operations before cumulative
      effect of changes in accounting principles                   0.11      0.34       0.08      (0.17)         -       0.36
    Preference stock dividends                                        -         -          -      (0.02)         -      (0.02)
    Loss on discontinued operations, net of tax effect                -         -          -      (0.04)         -      (0.04)
    Cumulative effect of changes in accounting principles,
      net of tax benefit                                          (0.17)        -          -          -          -      (0.17)
    Net income (loss) available for common stock                  (0.06)     0.34       0.08      (0.23)         -       0.13

  Diluted earnings:
    Income (loss) from continuing operations before cumulative
      effect of changes in accounting principles                   0.09      0.29       0.07      (0.14)      0.03  *    0.34
    Preference stock dividends                                        -         -                 (0.02)         -      (0.02)
    Loss on discontinued operations, net of tax effect                -         -          -      (0.03)         -      (0.03)
    Cumulative effect of changes in accounting principles,
      net of tax benefit                                          (0.15)        -          -          -          -      (0.15)
    Net income (loss) available for common stock                  (0.06)     0.29       0.07      (0.19)      0.03       0.14

Dividends declared                                                                                                      0.125

* Reflects the dilution adjustment ($13 million dilution adjustment / 57 million shares).

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------
SEGMENT CONSOLIDATING INCOME STATEMENT - VARIANCE
YEAR TO DATE ENDED MARCH 31, 2004 VS MARCH 31, 2003

                                                                          Energy              Corporate  Eliminations/
                                                                 Energy  Delivery  Australia   & Other     Rounding     Total
                                                                 ------  --------  ---------  ---------  -------------  -----
Operating revenues                                                  173       (97)       130          3          23       232
                                                                --------------------------------------------------------------

Direct costs and expenses
  Cost of energy sold and delivery fees                              44      (104)        80          -          27        47
  Operating costs                                                   (14)        5         12         (1)          1         3
  Depreciation and other amortization                               (20)       18          6          -           -         4
                                                                --------------------------------------------------------------
Total direct costs and expenses                                      10       (81)        98         (1)         28        54
                                                                --------------------------------------------------------------

Gross margin                                                        163       (16)        32          4          (5)      178

Other costs and expenses
  Selling, general and administrative expenses                        2        (1)        17         21          (3)       36
  Non-operating depreciation and other amortization                   5         1          -          2           -         8
  Franchise and revenue-based taxes                                  (2)        7          -         (9)          1        (3)
  Other income                                                        7        (2)        (1)         2          (2)        4
  Other deductions                                                   18         -         (1)       (17)          2         2
  Interest income                                                     -         4          -          9          (8)        5
  Interest expense and other charges                                  2       (12)        10        (18)          8       (10)
                                                                --------------------------------------------------------------
Total other costs and expenses                                       32        (3)        25        (10)         (2)       42
                                                                --------------------------------------------------------------

Income (loss) from continuing operations before income taxes
  and cumulative effect of changes in accounting principles         131       (13)         7         14          (3)      136

Income tax expense (benefit)                                         48        (7)         2          8          (1)       50
                                                                --------------------------------------------------------------

Income (loss) from continuing operations before
  cumulative effect of changes in accounting principles              83        (6)         5          6          (2)       86

Income (loss) from discontinued operations, net of tax effect        (3)        -          -         (5)          1        (7)

Cumulative effect of changes in
  accounting principles, net of tax benefit                          58         -          -          -           -        58
                                                                --------------------------------------------------------------

Net income (loss)                                                   138        (6)         5          1          (1)      137

Preference stock dividends                                            -         -          -          -           -         -
                                                                --------------------------------------------------------------

Net income (loss) available for common stock                        138        (6)         5          1          (1)      137
                                                                ==============================================================


Average shares of common stock outstanding, basic (millions)                                                                2
Average shares of common stock outstanding, diluted (millions)                                                              2

Per share of common stock:
  Basic earnings:
    Income (loss) from continuing operations before cumulative
      effect of changes in accounting principles                   0.25     (0.02)      0.02       0.01        0.00      0.26
    Preference stock dividends                                        -         -          -       0.01           -      0.01
    Loss on discontinued operations, net of tax effect            (0.01)        -          -      (0.01)       0.00     (0.02)
    Cumulative effect of changes in accounting principles,
      net of tax benefit                                           0.17         -          -          -           -      0.17
    Net income (loss) available for common stock                   0.41     (0.02)      0.02       0.01       (0.00)     0.42

  Diluted earnings:
    Income (loss) from continuing operations before cumulative
      effect of changes in accounting principles                   0.22     (0.02)      0.01       0.02           -      0.23
    Preference stock dividends                                        -         -          -       0.01           -      0.01
    Loss on discontinued operations, net of tax effect                -         -          -      (0.03)       0.00     (0.03)
    Cumulative effect of changes in accounting principles,
      net of tax benefit                                           0.15         -          -          -           -      0.15
    Net income (loss) available for common stock                   0.37     (0.02)      0.01          -        0.00      0.36

Dividends declared                                                                                                          -

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS
(UNAUDITED)

                                                                                          Three Months Ended
                                                                                               March 31,
                                                                                          ------------------
                                                                                            2004       2003
                                                                                          --------   --------
                                                                                         (millions of dollars)
Cash flows - operating activities:
  Income from continuing operations before cumulative effect of changes in
    accounting principles ............................................................... $   201    $   115
  Adjustments to reconcile income from continuing operations before cumulative effect of changes in accounting principles to cash provided by operating activities:
    Depreciation and amortization .......................................................     254        246
    Deferred income taxes and investment tax credits -- net .............................      76          -
    Net gain from sale of assets ........................................................       -         (6)
    Net effect of unrealized mark-to-market valuations of commodity contracts ...........       3         21
    Net equity loss from unconsolidated affiliates and joint ventures ...................       -         15
    Over/(under) recovery of gas costs ..................................................       8        (39)
    Reduction in regulatory liability ...................................................       -        (42)
  Changes in operating assets and liabilities ...........................................     (74)       617
                                                                                          -------    -------
      Cash provided by operating activities .............................................     468        927  1
                                                                                          -------    -------

Cash flows - financing activities:
  Issuances of securities:
    Other long-term debt ................................................................     759      1,317
    Common stock ........................................................................       8          4
  Retirements/repurchases of securities:
    Long-term debt ......................................................................  (1,429)      (565)
    Preferred securities of subsidiaries, subject to mandatory redemption ...............       -         (4)
  Change in notes payable:
    Commercial paper ....................................................................     (30)         5
    Banks ...............................................................................     116     (1,286)
  Cash dividends paid:
    Common stock ........................................................................     (40)       (40)
    Preference stock ....................................................................      (5)        (5)
  Redemption deposits applied to debt retirements .......................................       -        138
  Debt premium, discount and reacquisition expenses .....................................     (24)       (47)
                                                                                          -------    -------
      Cash used in financing activities .................................................    (645)      (483) 2
                                                                                          -------    -------

Cash flow - investing activities:
  Capital expenditures ..................................................................    (189)      (228)
  Proceeds from sale of assets ..........................................................       1         13
  Nuclear fuel ..........................................................................     (47)         -
  Other .................................................................................      12         25
                                                                                          -------    -------
      Cash used in investing activities .................................................    (223)      (190) 3
                                                                                          -------    -------

Effect of exchange rates on cash and cash equivalents ...................................       3          2

Cash used by discontinued operations ....................................................     (37)        (4)
                                                                                          -------    -------

Net change in cash and cash equivalents .................................................    (434)       252

Cash and cash equivalents -- beginning balance ..........................................     875      1,574
                                                                                          -------    -------

Cash and cash equivalents -- ending balance ............................................. $   441    $ 1,826
                                                                                          =======    =======

----------

NOTES:

1 The $459 million decrease in cash flows provided by operating activities in 2004 was principally driven by a $616 million tax refund in 2003, primarily related to tax benefits associated with the write-off of the investment in Europe, partially offset by improved working capital (accounts receivable, accounts payable and inventory) of $79 million and improved earnings.

2 Net cash used in issuances and repayments of borrowings totaled $608 million in 2004 compared to $438 million in 2003.

3 Capital expenditures, including nuclear fuel, were $236 million in 2004 and $228 million in 2003. Cash flows provided by investing activities in 2004 consisted primarily of a $12 million gain from the settlement of fair value swaps. Cash flows provided by investing activities in 2003 included $38 million largely related to the sale of retail gas activities outside of Texas, net proceeds from retirements of property, plant and equipment, and the effect of higher cash upon consolidation of Pinnacle.

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATING BALANCE SHEET
MARCH 31, 2004
(DOLLARS IN MILLIONS)
(UNAUDITED)

                                                                          Energy              Corporate
                                                                 Energy  Delivery  Australia   & Other   Eliminations   Total
                                                                 ------  --------  ---------  ---------  ------------   -----
                        ASSETS
Current assets
  Cash and cash equivalents                                          22       99        20        300            -        441
  Restricted cash                                                     -        9         -          -            -          9
  Accounts receivable - trade                                       983       69       273        517         (504)     1,338
  Income taxes receivable                                             -        -         -        195         (195)         -
  Accounts receivable - affiliates                                   10      240         -         66         (316)         -
  Inventories                                                       348      141        36          4            1        530
  Commodity contract assets                                       1,057        -         -          -            -      1,057
  Assets of telecommunications holding company                        -        -         -          -            -          -
  Other current assets                                              204       89        31         49          (32)       341
                                                                 ------------------------------------------------------------
    Total current assets                                          2,624      647       360      1,131       (1,046)     3,716
                                                                 ------------------------------------------------------------

Investments
  Restricted cash                                                     -       20         -        560            -        580
  Other investments                                               1,022      489        90      9,678      (10,543)       736
Property, plant and equipment - net                              10,310    8,065     2,406        120           (1)    20,900
Goodwill                                                            533      331       971          -            -      1,835
Regulatory assets - net                                               -    1,823         -          -            -      1,823
Commodity contract assets                                           134        -       279          -            -        413
Cash flow hedges and other derivative assets                         36        -        38          1            -         75
Other noncurrent assets                                             126       56       167         64          (33)       380
Assets held for sale                                                 12        -         -        588            -        600
                                                                 ------------------------------------------------------------
    Total assets                                                 14,797   11,431     4,311     12,142      (11,623)    31,058
                                                                 ============================================================

     LIABILITIES, PREFERRED SECURITIES OF SUBSIDIARIES
                 & SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable
    Commercial paper                                                  -        -         7          -            -          7
    Banks                                                            75        -         -        100            -        175
  Long-term debt due currently                                        1      256         -        194            -        451
  Accounts payable - trade                                          842      118       116        531         (506)     1,101
  Accounts payable - affiliates                                     264       34        13          5         (316)         -
  Commodity contract liabilities                                    997        -         -          -            -        997
  Liabilities of telecommunications holding company                   -        -         -          -            -          -
  Other current liabilities                                         884      324        85        164         (225)     1,232
                                                                 ------------------------------------------------------------
    Total current liabilities                                     3,063      732       221        994       (1,047)     3,963
                                                                 ------------------------------------------------------------

Accumulated deferred income taxes                                 1,935    1,668       188        128           (3)     3,916
Investment tax credits                                              357       69         -          -            -        426
Commodity contract liabilities                                      101        -       258          -            -        359
Cash flow hedges and other derivative liabilities                   194        -        44        105            -        343
Long-term debt held by subsidiary trust                               -      155         -        392           (1)       546
All other long-term debt, less amounts due currently              3,090    4,241     1,780      3,257            -     12,368
Other noncurrent liabilities and deferred credits                 1,247      513       104        462          (31)     2,295
Advances from affiliates                                            423      251       407        538       (1,619)         -
Liabilities held for sale                                             -        -         -         92            -         92
                                                                 ------------------------------------------------------------
    Total liabilities                                            10,410    7,629     3,002      5,968       (2,701)    24,308
                                                                 ------------------------------------------------------------

Preferred securities of subsidiaries                                501       75         -        185            -        761

Shareholders' equity
  Preference stock                                                    -        -         -        300            -        300
  Common stock                                                        -        -     1,090         34       (1,090)        34
  Additional paid in capital                                      3,317    3,279         -      8,097       (6,596)     8,097
  Retained earnings (deficit)                                       732      476        42     (2,361)      (1,250)    (2,361)
  Accumulated other comprehensive income (loss)                    (163)     (28)      177        (81)          14        (81)
                                                                 ------------------------------------------------------------
    Total shareholders' equity                                    3,886    3,727     1,309      5,989       (8,922)     5,989
                                                                 ------------------------------------------------------------
    Total liabilities, preferred securities of subsidiaries
      & shareholders' equity                                     14,797   11,431     4,311     12,142      (11,623)    31,058
                                                                 ============================================================

Totals may not foot due to rounding.

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATING BALANCE SHEET
DECEMBER 31, 2003
(DOLLARS IN MILLIONS)
(UNAUDITED)

                                                                          Energy              Corporate
                                                                 Energy  Delivery  Australia   & Other   Eliminations   Total
                                                                 ------  --------  ---------  ---------  ------------   -----
                        ASSETS
Current assets
  Cash and cash equivalents                                          18      249        46        562            -        875
  Restricted cash                                                     -       12         -          -            -         12
  Accounts receivable - trade                                       943      152       262        524         (512)     1,369
  Income taxes receivable                                             -        -         -        175         (175)         -
  Accounts receivable - affiliates                                   17      218         -         54         (289)         -
  Inventories                                                       387      173        35          4            -        599
  Commodity contract assets                                         959        -         -          -            -        959
  Assets of telecommunications holding company                        -        -         -        110            -        110
  Other current assets                                              225       46        28         42           (8)       333
                                                                 ------------------------------------------------------------
    Total current assets                                          2,549      850       371      1,471         (984)     4,257
                                                                 ------------------------------------------------------------

Investments
  Restricted cash                                                     -       22         -        560            -        582
  Other investments                                                 768      491        78      9,611      (10,243)       705
Property, plant and equipment - net                              10,381    8,017     2,396        125            1     20,920
Goodwill                                                            533      331       966          -           (1)     1,829
Regulatory assets - net                                               -    1,838         -          -           (1)     1,837
Commodity contract assets                                           121        -       241          -            -        362
Cash flow hedges and other derivative assets                         88        -        36          -           (1)       123
Other noncurrent assets                                             135       54       184         69          (31)       411
Assets held for sale                                                 14        -         -        647           (1)       660
                                                                 ------------------------------------------------------------
    Total assets                                                 14,589   11,603     4,272     12,483      (11,261)    31,686
                                                                 ============================================================

     LIABILITIES, PREFERRED SECURITIES OF SUBSIDIARIES
                 & SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable
    Commercial paper                                                  -        -        39          -            -         39
    Banks                                                             -        -        58          -            -         58
  Long-term debt due currently                                        1      393         -        283            -        677
  Accounts payable - trade                                          713      177       124        540         (512)     1,042
  Accounts payable - affiliates                                     241       30        11          6         (288)         -
  Commodity contract liabilities                                    913        -         -          -            -        913
  Liabilities of telecommunications holding company                   -        -         -        603            -        603
  Other current liabilities                                         842      447        76        159         (185)     1,339
                                                                 ------------------------------------------------------------
    Total current liabilities                                     2,710    1,047       308      1,591         (985)     4,671
                                                                 ------------------------------------------------------------

Accumulated deferred income taxes                                 1,965    1,653       180        145           (4)     3,939
Investment tax credits                                              360       71         -          -           (1)       430
Commodity contract liabilities                                       59        -       259          -            -        318
Cash flow hedges and other derivative liabilities                   140        -        27        100            -        267
Long-term debt held by subsidiary trust                               -      155         -        392           (1)       546
All other long-term debt, less amounts due currently              3,084    4,258     1,715      3,266            1     12,324
Other noncurrent liabilities and deferred credits                 1,352      505        97        445          (29)     2,370
Advances from affiliates                                            423      179       404        295       (1,301)         -
Liabilities held for sale                                             -        -         -        143            -        143
                                                                 ------------------------------------------------------------
    Total liabilities                                            10,093    7,868     2,990      6,377       (2,320)    25,008
                                                                 ------------------------------------------------------------

Preferred securities of subsidiaries                                497       75         -        187            -        759

Shareholders' equity
  Preference stock                                                    -        -         -        300            -        300
  Common stock                                                        -        -     1,090         48       (1,090)        48
  Additional paid in capital                                      3,688    3,317         -      8,097       (7,005)     8,097
  Retained earnings (deficit)                                       422      372        10     (2,498)        (804)    (2,498)
  Accumulated other comprehensive income (loss)                    (111)     (29)      182        (28)         (42)       (28)
                                                                 ------------------------------------------------------------
    Total shareholders' equity                                    3,999    3,660     1,282      5,919       (8,941)     5,919
                                                                 ------------------------------------------------------------
    Total liabilities, preferred securities of subsidiaries
      & shareholders' equity                                     14,589   11,603     4,272     12,483      (11,261)    31,686
                                                                 ============================================================

Totals may not foot due to rounding.

TXU CORP. AND SUBSIDIARIES
--------------------------------------------------------------------------------

CONSOLIDATING BALANCE SHEET-VARIANCE
MARCH 31, 2004 VS DECEMBER 31, 2003
(DOLLARS IN MILLIONS)
(UNAUDITED)

                                                                          Energy              Corporate
                                                                 Energy  Delivery  Australia   & Other   Eliminations  Total
                                                                 ------  --------  ---------  ---------  ------------  -----
                        ASSETS
Current assets
  Cash and cash equivalents                                          4      (150)       (26)      (262)           -    (434)
  Restricted cash                                                    -        (3)         -          -            -      (3)
  Accounts receivable - trade                                       40       (83)        11         (7)           8     (31)
  Income taxes receivable                                            -         -          -         20          (20)      -
  Accounts receivable - affiliates                                  (7)       22          -         12          (27)      -
  Inventories                                                      (39)      (32)         1          -            1     (69)
  Commodity contract assets                                         98         -          -          -            -      98
  Assets of telecommunications holding company                       -         -          -       (110)           -    (110)
  Other current assets                                             (21)       43          3          7          (24)      8
                                                                  ----------------------------------------------------------
    Total current assets                                            75      (203)       (11)      (340)         (62)   (541)
                                                                  ----------------------------------------------------------

Investments
  Restricted cash                                                    -        (2)         -          -            -      (2)
  Other investments                                                254        (2)        12         67         (300)     31
Property, plant and equipment - net                                (71)       48         10         (5)          (2)    (20)
Goodwill                                                             -         -          5          -            1       6
Regulatory assets - net                                              -       (15)         -          -            1     (14)
Commodity contract assets                                           13         -         38          -            -      51
Cash flow hedges and other derivative assets                       (52)        -          2          1            1     (48)
Other noncurrent assets                                             (9)        2        (17)        (5)          (2)    (31)
Assets held for sale                                                (2)        -          -        (59)           1     (60)
                                                                  ----------------------------------------------------------
    Total assets                                                   208      (172)        39       (341)        (362)   (628)
                                                                  ==========================================================

     LIABILITIES, PREFERRED SECURITIES OF SUBSIDIARIES
                 & SHAREHOLDERS' EQUITY
Current liabilities
  Notes payable                                                      -         -          -          -            -       -
    Commercial paper                                                 -         -        (32)         -            -     (32)
    Banks                                                           75         -        (58)       100            -     117
  Long-term debt due currently                                       -      (137)         -        (89)           -    (226)
  Accounts payable - trade                                         129       (59)        (8)        (9)           6      59
  Accounts payable - affiliates                                     23         4          2         (1)         (28)      -
  Commodity contract liabilities                                    84         -          -          -            -      84
  Liabilities of telecommunications holding company                  -         -          -       (603)           -    (603)
  Other current liabilities                                         42      (123)         9          5          (40)   (107)
                                                                  ----------------------------------------------------------
    Total current liabilities                                      353      (315)       (87)      (597)         (62)   (708)
                                                                  ----------------------------------------------------------

Accumulated deferred income taxes                                  (30)       15          8        (17)           1     (23)
Investment tax credits                                              (3)       (2)         -          -            1      (4)
Commodity contract liabilities                                      42         -         (1)         -            -      41
Cash flow hedges and other derivative liabilities                   54         -         17          5            -      76
Long-term debt held by subsidiary trust                              -         -          -          -            -       -
All other long-term debt, less amounts due currently                 6       (17)        65         (9)          (1)     44
Other noncurrent liabilities and deferred credits                 (105)        8          7         17           (2)    (75)
Advances from affiliates                                             -        72          3        243         (318)      -
Liabilities held for sale                                            -         -          -        (51)           -     (51)
                                                                  ----------------------------------------------------------
    Total liabilities                                              317      (239)        12       (409)        (381)   (700)
                                                                  ----------------------------------------------------------

Preferred securities of subsidiaries                                 4         -          -         (2)           -       2

Shareholders' equity
  Preference stock                                                   -         -          -          -            -       -
  Common stock                                                       -         -          -        (14)           -     (14)
  Additional paid in capital                                      (371)      (38)         -          -          409       -
  Retained earnings (deficit)                                      310       104         32        137         (446)    137
  Accumulated other comprehensive income (loss)                    (52)        1         (5)       (53)          56     (53)
                                                                  ----------------------------------------------------------
    Total shareholders' equity                                    (113)       67         27         70           19      70
                                                                  ----------------------------------------------------------
    Total liabilities, preferred securities of subsidiaries
      & shareholders' equity                                       208      (172)        39       (341)        (362)   (628)
                                                                  ==========================================================

Totals may not foot due to rounding.

AUSTRALIA SEGMENT
OPERATING AND FINANCIAL STATISTICS
QUARTER ENDED MARCH 31, 2004 AND 2003

                                                                                      Three Months
                                                                              ----------------------------
                                                                                2004      2003    % Change
                                                                              -------   -------   --------
OPERATING STATISTICS - VOLUMES

Retail electricity (gigawatt-hours):
   Residential .........................................................          913       893       2.2
   Business and other ..................................................        1,230       975      26.2
      Total ............................................................        2,143     1,868      14.7
                                                                              -------   -------   -------
Wholesale electricity:
   (gigawatt-hours) ....................................................          854       414        -
                                                                              =======   =======   =======

Retail gas (billion cubic feet) ........................................           12        11       9.1
                                                                              =======   =======   =======

Electricity distribution (gigawatt-hours) ..............................          659       597      10.4
                                                                              =======   =======   =======

Gas distribution (billion cubic feet) ..................................          6.7       6.5       3.1
                                                                              =======   =======   =======

---------------------------------------------------------------------------------------------------------

RETAIL CUSTOMERS & POINTS OF DELIVERY (END OF PERIOD & IN THOUSANDS)

   Electricity .........................................................          599       559       7.2
   Gas .................................................................          473       463       2.2
                                                                              -------   -------   -------
      Total ............................................................        1,072     1,022       4.9
                                                                              =======   =======   =======

   Electricity distribution points of delivery .........................          562       552       1.8
   Gas distribution points of delivery .................................          484       469       3.2
                                                                              -------   -------   -------
      Total points of delivery .........................................        1,046     1,021       2.4
                                                                              =======   =======   =======

---------------------------------------------------------------------------------------------------------

OPERATING REVENUES (MILLIONS OF DOLLARS)

Retail electricity: (a)
   Residential .........................................................      $   104   $    90      15.6
   Business and other ..................................................           70        45      55.6
                                                                              -------   -------   -------
      Total ............................................................          174       135      28.9

Wholesale electricity ..................................................           47        10        -
                                                                              -------   -------   -------

Electricity distribution ...............................................           20        12      66.7
                                                                              -------   -------   -------

Retail gas:
   Residential (a) .....................................................           28        15      86.7
   Business and other ..................................................           28        27       3.7
                                                                              -------   -------   -------
      Total ............................................................           56        42      33.3
                                                                              -------   -------   -------

Gas distribution .......................................................            7         6      16.7
                                                                              -------   -------   -------

Hedging and risk management activities & other revenues (b) ............           51        20        -
                                                                              -------   -------   -------

      Total operating revenues .........................................      $   355   $   225      57.8
                                                                              =======   =======   =======

---------------------------------------------------------------------------------------------------------

(a) Prior period amounts have been reclassifed to reflect current categories by comparable rate type basis.

(b) Includes net unrealized mark-to-market gains of $6 million in the three months 2004 period and net losses of $4 million in 2003. 2004 also includes $6 million of wholesale gas revenues from new contracts to supply gas via the Sea Gas joint venture pipeline.

TXU CORP.

SCHEDULE OF SIGNIFICANT LEGAL PROCEEDINGS

DATE FILED         CASE INFORMATION                           SUMMARY AND STATUS(1)
--------------------------------------------------------------------------------------------------------------------------
October 9, 2003    Aspen Partners - Series A, of Aspen        Filing made by purported beneficial owners of certain equity
                   Capital Partners, L.P., Deephaven Risk     linked securities issued in October 2001. TXU Corp. believes
                   ARB Trading LTD, JMG Capital Partners      the claims are without merit. A motion to dismiss was filed
                   L.P., Pacific Asset Management L.L.C.,     on November 13, 2003 and granted March 16, 2004.  The
                   Camden Asset Management, L.P., St.         plaintiffs filed an appeal of the dismissal on March 30,
                   Albans Partners LTD., Yield Strategies     2004 and TXU Corp.'s brief was filed on May 3, 2004. An oral
                   Fund I, L.P., and Yield Strategies Fund    argument on the appeal is scheduled for June 3, 2004.
                   II, L.P. v. TXU Corp;  Index No.
                   03/603184; Supreme Court of the State of
                   New York

July 7, 2003       Texas Commercial Energy v. TXU Energy,     Filing made by an ERCOT market participant (Texas Commercial
                   Inc., et al.; Civil Action No. C-03-249;   Energy) against TXU Energy and other wholesale market
                   United States District Court for the       participants in ERCOT asserting antitrust and other claims.
                   Southern District of Texas                 TXU Energy believes the claims are without merit and has
                                                              filed a motion to dismiss. An amended complaint was filed on
                                                              February 3, 2004. A hearing to argue all motions to dismiss is scheduled for May 20, 2004.

April 28, 2003     William J. Murray v. TXU Corp., TXU        Filing made by a former employee claiming breach of contract
                   Energy Company, LLC and TXU Portfolio      and employment termination under Section 806 of the
                   Management Company, LP f/k/a TXU Energy    Sarbanes-Oxley Act of 2002. The TXU Defendants believe the
                   Trading Company LP; Cause No.              claims are without merit but cannot predict the outcome of
                   3-03-CV-0888-P; United States District     this action. Discovery in this case is ongoing.
                   Court for the Northern District of
                   Texas, Dallas Division

February 3, 2004   Patrick Goodenough, James Brant            Three ERISA lawsuits consolidated and a putative class
                   Hargrave, Kari Lyn Smith and Carl Pfeil,   action filing made on February 3, 2004.  Plaintiffs seek to
                   on behalf of the TXU Thrift Plan, and      represent a class of participants in employee benefit plans
                   all other persons similarly situated,      during the period between April 26, 2001 and July 11, 2002.
                   vs. TXU Corp. et al.; Case No.             The TXU Defendants believe the claims are without merit but
                   3:02-CV-2573-K; United States District     cannot predict the outcome of this action.  Class action
                   Court for the Northern District of         certification related discovery is ongoing.
                   Texas, Dallas Division

March 10, 2003     Kimberly Paige Killebrew, on Behalf of     Filing made by an alleged retail consumer of electricity
                   Herself and All Similarly-Situated         asserting defendants engaged in manipulation of the wholesale
                   Individuals v. TXU Corp. and TXU           electric market and violation of antitrust and other laws. The
                   Portfolio Management Company LP,; Cause    TXU Defendants believe the claims are without merit but cannot
                   No. 3:04cv806; United States District      predict the outcome of this action.  A motion to dismiss the
                   Court for the Northern District of         lawsuit is pending.
                   Texas, Dallas Division

October 23, 2002   Bruce Girdauskas, Derivatively on Behalf   Derivative filing made by a purported shareholder alleging
                   of TXU Corp. vs. TXU Corp. et al; Cause    breach of fiduciary duty.  TXU Corp. believes the claims are
                   No. 02-10191; 116th Judicial District      without merit but cannot predict the outcome of this action.
                   Court of Dallas County, Texas              Plaintiff failed to make a pre-suit demand upon the directors as required by law, and the case is currently stayed.

January 2003,      Richard Schwartz, et al., v. TXU Corp et   A number of lawsuits were filed and consolidated, and an
October 2002,      al.; Civil Action No.: 3:02-CV-2243-K;     amended consolidated complaint was filed on July 21, 2003. The
November 2002,     United States District Court for the       complaint alleges violations of the Securities Act of 1933 and
December 2002      Northern District of Texas, Dallas         the Securities Exchange Act of 1934, all relating to alleged
                   Division                                   materially false and misleading statements. TXU Corp. believes the claims are without merit but cannot predict the outcome of this action. On September 24, 2003  a motion to dismiss was filed. The court has not yet ruled on the motion to dismiss.

OTHER ITEMS
October, 2003                                                 TXU Corp. received notice from certain creditors and
                                                              administrators of TXU Europe regarding potential claims
                                                              against the directors and officers for allegedly failing to minimize the potential losses to the creditors of TXU Europe.
                                                              TXU Corp. believes the claims are without merit and will
                                                              defend such claims if they are ultimately pursued.

(1) Detailed descriptions of these proceedings are available in the company's 10-K and 10-Q filings with the SEC.

TXU CORP.

REGULATORY SUMMARY

COMPANY             SUMMARY/EVENTS
--------------------------------------------------------------------------------

TXU Energy          PRICE TO BEAT (PTB) applies to former franchise area
                    residential and small/medium business (< 1MW of load) customers. It is a floor rate for residential customers until 1/1/05 and a ceiling until 1/1/07. It is a ceiling for small/ medium business customers until 1/1/07. The PtB can be changed twice per year if gas prices (20-day average of NYMEX 12-month strip) move greater than 5% (10% after 11/15 of any year) from the current price upon which PtB is based.
                    Changes in the PtB are initiated by TXU Energy upon filing with the PUC.
                    PUC NO. 29516 - Application of TXU Energy Retail Company to
                    Increase Price to Beat Fuel Factor filed March 25, 2004
                    + Requesting 7.9% increase in PtB fuel factor
                    + Will result in a $3.39/month or 3.4% increase to residential customers using 1,000 kWh per month
                    + Final Order and implementation expected May 13, 2004

TXU Gas RRC NO. 9400 - TXU Gas Company's Statement of Intent to Change Rates in the Company's Statewide Gas Utility System filed May 23, 2003
                    + Requesting an increase of $69.5 million or 7.24% and implementation of systemwide rates based upon 11.5% return on equity (ROE) and 50/50 capital structure
                    + On April 23, 2004, examiners at the RRC issued a Proposal For Decision recommending a total annual decrease in rates of approximately $42 million. TXU Gas will file written exceptions to this PFD and present oral arguments to the Commissioners of the RRC in an open meeting prior to the issuance of an order by the RRC.
                    + Final Order is anticipated in the second quarter of 2004, currently scheduled for May 25, 2004.

Oncor Oncor general rate case: Authorized ROE of 11.25%, Capital structure of 60% Debt, 40% Equity. There is no scheduled rate case. Reports are filed annually for review with the PUC.
                    PUC NO. 29253 - Petition of Oncor Electric Delivery Company for Approval of Transmission Cost Recovery Factor (TCRF) Update
                    + The PUC approved Oncor's proposed TCRF on March 1, 2004
                    + The increase will recover an additional $9.2 million in annual revenue
                    PUC NO. 29425 - Application of Oncor Electric Delivery Company for Interim Update of Wholesale Transmission Rates filed March 3, 2004
                    + Approved and effective April 15, 2004.
                    + Total annualized revenue increase of $14 million